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                                                                    Exhibit 23.1

                        Consent of Independent Auditors


The Board of Directors
Data Return Corporation

We consent to the incorporation by reference in the Registration Statement (No. 333-93657) on Form S-8 pertaining to the 1999 Long-Term Incentive Plan, 1998 Stock Option Plan and the Employment Agreement and to the incorporation by reference therein, of our report dated May 10, 2000, with respect to the financial statements and schedule of Data Return Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2000.




                                                    ERNST & YOUNG LLP




Dallas, Texas
June 29, 2000